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                                                                  EXHIBIT 10.117

                             GUARANTY OF OBLIGATIONS
                           PURSUANT TO LEASE AGREEMENT

         The undersigned, RAMSAY HEALTH CARE, INC., a Delaware corporation ("Guarantor"), as a material and necessary inducement to CAPSTONE CAPITAL CORPORATION, a Maryland corporation (the "Lessor"), to enter into a Lease Agreement of even date herewith (the "Lease") with HAVENWYCK HOSPITAL, INC., a Michigan corporation (the "Lessee"), for the demise by the Lessor to Lessee of real property and the improvements located thereon commonly known as Havenwyck Hospital located at 1525 University Drive, 1360 Doris Road, and 1333-1376 University Drive, Cities of Pontiac and Auburn Hills, Oakland County, Michigan, which improvements, together with all related land and parking areas, total approximately 31.395 acres, more or less, as more particularly described on EXHIBIT A attached hereto (the "Property"), hereby represents, warrants, covenants and agrees as follows:

1. Guarantor hereby irrevocably guarantees to Lessor the prompt payment when due, whether by acceleration or otherwise, of all rent and all other sums payable by Lessee under the Lease and the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Lessee under the Lease, and any and all amendments, extensions and renewals of the Lease. In the event of the failure of Lessee to pay any such rent or other sums, or to render any other performance required of Lessee under the Lease, if and when due after the expiration of any applicable cure period, Guarantor shall, upon receiving notice of such failure from Lessor, pay the rent and forthwith perform all provisions of the Lease to be performed by Lessee thereunder. Guarantor further agrees to pay to Lessor, upon demand, all losses and reasonable costs and expenses incurred by Lessor in enforcing the Lease or this Guaranty.

2. In such manner, upon such terms and at such times as Lessor in its sole discretion deems necessary or expedient, and without notice to or consent by Guarantor, which notice and consent are hereby expressly waived by Guarantor, Lessor may alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any obligation hereby guaranteed (in accordance with the terms of the instruments and documents pursuant to or by which such obligations are created or evidenced), release Lessee by consent to any assignment (or otherwise) as to all or any portion of the obligations hereby guaranteed, release, substitute or add any one or more guarantors, accept additional or substituted security for any obligation secured hereby, release or subordinate any security for any obligation secured hereby or release or substitute the Property now or hereafter covered by the Lease for any other facility. No exercise or non-exercise by Lessor of any right hereby given Lessor (or neglect or delay in connection therewith), no dealing by Lessor with Guarantor or any other guarantor or any other person, and no change, impairment, release or suspension of any right or remedy of Lessor against any person, including Lessee and any other guarantor, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give




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         Guarantor any recourse or right of offset against Lessor. If Lessor has exculpated Lessee from personal liability under theLease in whole or in part, said exculpation shall not affect the obligations of Guarantor hereunder. Guarantor's obligations hereunder are independent of the obligations of Lessee and are to be construed as if no such exculpation had been given to Lessee by Lessor. It is further understood and agreed that if any such exculpation has been or at any time hereafter is given to Lessee, Lessor has done or will do so in reliance upon the agreements of Guarantor expressed herein.

3. Subject to the provisions of the last sentence of this Section, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies, including, but not limited to, (a) any right to require Lessor to proceed against Lessee or any other person or to proceed against or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor's power before proceeding against Guarantor; (b) any defense that may arise by reason of incapacity, lack of authority, insolvency, bankruptcy, death or disability of any other person or persons or the failure of Lessor to file or enforce a claim against the estate (in administration, bankruptcy) or any other proceeding) of any other person or persons; (c) any defense arising because of Lessor's election, in any proceeding instituted under the Federal Bankruptcy Code, together with all amendments and revisions thereto (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (d) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and (e) any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lessee, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that the undersigned is fully responsible for being and keeping informed of the financial condition of Lessee and of all circumstances bearing on the risk of non-payment or non-performance of any obligations or indebtedness hereby guaranteed. Guarantor hereby waives all notices of acceptance of this Guaranty, protest, notice of intention to accelerate (and notice of such acceleration), demand, dishonor and presentment, and all other demands of any kind now or hereafter provided for by any statute or rule of law. Notwithstanding anything to the contrary in this Guaranty, Guarantor shall have as a defense to payment or performance hereunder each and every defense, real and personal, which Lessee may have to payment or performance under the Lease, it being the intention of Guarantor and Lessor that Guarantor's obligations hereunder shall not be greater or more burdensome than or otherwise different from Lessee's obligations under the Lease.

4. Until all obligations of Lessee under the Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and hereby waives any right to enforce any


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         remedy which Lessor now has or may hereafter have against Lessee and any benefit of, any right to participate in, any security now or hereafter held by Lessor with respect to the Lease.

5. Notwithstanding any modification or discharge of the obligations guaranteed hereby (or any part thereof) or any amendment, modification, rearrangement, stay or care of any of Lessor's rights, remedies or recourse under the Lease which may occur in any bankruptcy or reorganization case or proceeding concerning Lessee, whether permanent or temporary, and whether or not assented to by Lessor, Guarantor hereby agrees that Guarantor shall be obligated under this Guaranty to pay and perform all of the obligations guaranteed hereby in accordance with the respective terms of the Lease and of this Guaranty in effect on the date hereof. Guarantor understands and acknowledges that, by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy, reorganization, or other case or proceeding under any of the Debtor Relief Laws (as hereinafter defined) with respect to Lessee. The term "Debtor Relief Laws," as used in this Guaranty, shall mean the Bankruptcy Code or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time to time in effect which affects the rights of creditors generally.

6. With or without notice to Guarantor, Lessor, in its sole discretion and at any time and from time to time and in such manner and upon such terms as it deems fit, may (a) apply any or all payments or recoveries from Lessee or from any other guarantor under any other instrument or realized from any security, in such manner and order or priority as Lessor may determine, to any indebtedness or other obligation of Lessee with respect to the Lease, whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to Lessee any payment received by Lessor under the Lease.

7. The amount of Guarantor's liability and all rights, powers and remedies of Lessor hereunder and under any other agreement now or at any time hereafter in force between Lessor and Guarantor including any other guaranty executed by Guarantor relating to any indebtedness or other obligation of any lessee to Lessor shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lessor by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Lessee to Lessor.

8. This Guaranty is a guaranty of payment and performance and not of collection. The obligations of Guarantor hereunder are primary, direct and independent of the obligations of Lessee and, in the event of any default by Lessee under the Lease, a separate action may be brought and prosecuted against Guarantor, whether or not Lessee is joined therein or a separate action is brought against Lessee. Lessor may maintain successive actions for defaults, and Lessor's rights hereunder shall not be exhausted by its exercise of any of its


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         rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.

9. Guarantor shall pay to Lessor on demand all reasonable attorneys' fees and all costs and expenses which Lessor expends or incurs in enforcing performance of any indebtedness or other obligation hereby guaranteed or in enforcing this Guaranty against Guarantor, whether or not suit is filed, expressly including but not limited to all costs, reasonable attorneys' fees and expenses incurred by Lessor in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affects the exercise by Lessor of its rights and remedies hereunder.

10. The most recent audited financial statements of Guarantor heretofore delivered to Lessor have been prepared in accordance with generally accepted accounting principles and fairly represent the financial condition of Guarantor as of the date thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof.

11. If any provision or portion thereof of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

12. This Guaranty shall be a continuing guaranty and shall inure to the benefit of Lessor, its successors and assigns, and any subsequent owners of the Property who succeed to all or any portion of Lessor's obligations and rights under the Lease, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor; provided that Guarantor may not, without Lessor's prior written consent, assign or transfer any of its powers, duties or obligations under this Guaranty. This Guaranty may be assigned by Lessor with respect to all or any portion of the indebtedness or obligations hereby guaranteed to any subsequent owners or encumbrances of the Property, and when so assigned Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any indebtedness or obligations retained by Lessor.

13. Neither any provision of this Guaranty nor any right of Lessor hereunder may be waived in whole or in part, nor shall Guarantor be released from Guarantor's obligations hereunder, except by a writing duly executed by an authorized officer of Lessor.

14. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind


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         whatsoever. The term "Lessee" as used herein shall mean the party herein so named and its successors, including but not limited to a debtor in possession under Chapter 11 of the Bankruptcy Code.

15. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA. Guarantor hereby (a) irrevocably submits to the non-exclusive jurisdiction of the state and federal courts of the State of Alabama in any legal proceeding arising out of or in connection with this Guaranty, the Lease and the obligations guaranteed hereby; and (b) irrevocably consents to the service of process upon Guarantor by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor at One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134,
         Attention: President, or such other address of which Guarantor shall notify Lessor in writing. Nothing herein shall affect the rights of Lessor to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to service process in any manner permitted by applicable law, and nothing herein shall constitute a general consent to jurisdiction or service of process.

16. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER ADDRESSED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     - SIGNATURE IS ON THE FOLLOWING PAGE -
















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         EXECUTED as of September 28, 1998.

                                    RAMSAY HEALTH CARE, INC.

                                    By: /s/ Jorge Rico
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                                    Name: Jorge Rico
                                         ---------------------------------
                                    Title: Vice President
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                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

(Parcel 1)

Situated in the City of Auburn Hills, Oakland County, Michigan, described as:

Part of the Northwest 1/4 of Section 23, Town 3 North, Range 10 East, being more particularly described as follows: Beginning at a point which is North 00 degrees 13 minutes 10 seconds East 1360.94 feet along the West line of Section 23, which is also the East line of Assessor's Plat No. 104 (liber 48, page 26 and 26a, Oakland County Records) from the West 1/4 corner of Section 23, Town 3 North, Range 10 East; thence along the West line of Section 23, 897.98 feet; thence North 89 degrees 00 minutes 00 seconds East 270.00 feet; thence South 65 degrees 09 minutes 27 seconds East 538.14 feet; thence South 39 degrees 10 minutes 58 seconds East 292.62 feet; thence South 01 degrees 26 minutes 00 seconds West 135.00 feet; thence along the center line of Mt. Clemens Road (University Drive), Southwesterly 177.16 feet along a curve concave curve to the Northwest (Radius of 1084.04 feet, central angle 09 degrees 21 minutes 50 seconds, long chord bears South 67 degrees 41 minutes 35 seconds West 176.97 feet), and South 72 degrees 22 minutes 30 seconds West 817.91 feet to the point of beginning.

Excepting the following described parcel for University Drive Right-of-Way.

Beginning at a point which is North 00 degrees 13 minutes 10 seconds East, 1360.94 feet along the West line of said Section 23, which is also the east line of Assessor's Plat No. 104 (liber 48, page 26 and 26a, Oakland County Records) from the West 1/4 corner of said Section 23; thence continuing along the West line of said Section 23, North 00 degrees 13 minutes 10 seconds East 63.14 feet; thence North 72 degrees 04 minutes 17 seconds East 867.83 feet; thence 128.76 feet along the arc of a curve to the left having a radius of 825.00 feet passing through a central angle of 08 degrees 56 minutes 32 seconds with a long chord bearing of North 67 degrees 36 minutes 01 seconds, East 128.63 feet; thence South 01 degrees 26 minutes 00 seconds West, 64.50 feet; thence 177.16 feet along the arc of a curve to the right having a radius of 1084.04 feet passing through a central angle of 09 degrees 21 minutes 50 seconds with a long chord bearing of South 67 degrees 41 minutes 35 seconds West, 176.97 feet; thence South 72 degrees 22 minutes 30 seconds West, 817.91 feet to the point of beginning.

Parcel Identification No. 14-23-101-007
Commonly known as: 1525 University Drive

(Parcel 2)

Situated in the City of Auburn Hills, Oakland County, Michigan, described as:





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Part of the Northwest 1/4 of Section 23, Town 3 North, Range 10 East, described as beginning at a point in the center line of Mt. Clemens Road located North 00 degrees 13 minutes 10 seconds East 1360.94 feet along the West line of Section 23, which is also the East line of Assessor's Plat No. 104 and North 72 degrees 22 minutes 30 seconds East 751.66 feet along the center line of Mt. Clemens Road from the West 1/4 corner of said Section 23; thence from said point of beginning North 72 degrees 22 minutes 30 seconds East 66.25 feet along the centerline of Mt. Clemens Road; thence on a curve to the left (radius 1084.04) feet, delta angle 9 degrees 46 minutes 41 seconds, Long Chord North 67 degrees 29 minutes 09 seconds East 184.78 feet) an arc distance of 185.00 feet along the center line of Mt. Clemens Road; thence South 26 degrees 21 minutes 20 seconds East 281.15 feet; thence South 61 degrees 44 minutes 10 seconds West 205.78 feet to the center line of Doris Road; thence North 34 degrees 27 minutes 10 seconds West
313.56 feet along the center line of Doris Road to the point beginning. Subject to the rights of the public and of any governmental unit in any part thereof taken, used or deeded for street, road or highway purposes. Containing 1.520 acres more or less.

Parcel Identification No.  14-23-102-001
Commonly known as:  1360 Doris Road

(Parcel 3)

The East 190.75 feet of Lot 1 and all of Lot 2, Assessor's Plat No. 104 as recorded in Liber 48, Pages 26 and 26a of Plats, Oakland County Records, more particularly described as: Beginning at the Southeast corner of Lot 2; thence South 69 degrees 39 minutes 05 seconds West along the centerline of University Drive 540.97 feet; thence North 01 degrees 40 minutes 58 seconds West 1,472.03 feet; thence North 88 degrees 14 minutes 06 seconds East 512.52 feet to a point on the East line of Section 23; thence along said section line South 01 degrees 40 minutes 58 seconds East 1,299.64 feet to the point of beginning.

Excepting the following 2 parcels for University Drive Right-of-Way:

Commencing at the Southeasterly corner of Lot 1, "Assessor's Plat No. 104", subdivision of part of the Northeast 1/4 and part of the Southeast 1/4, Section 22, Town 3 North, Range 10 East, City of Pontiac, Oakland County, Michigan and recorded in Liber 48 of Plats, Pages 26, and 26a, Oakland County Records, said Southeasterly corner being on the centerline of University Drive (variable width); thence North 01 degrees 40 minutes 58 seconds West, 34.83 feet along the Easterly line of said Lot 1, also being the Westerly line of Lot 2 of said "Assessor's Plat Not 104", to the point of beginning; thence South 69 degrees 39 minutes 05 seconds West 201.34 along the existing Northwesterly Right-of-Way line of University Drive; thence North 01 degrees 40 minutes 58 seconds West
28.50 feet along the Westerly line of the Easterly 190.75 feet of said Lot 1; thence North 69 degrees 39 minutes 05 seconds East 201.34 feet; thence South 01 degrees 40 minutes 58 seconds East 28.50 feet along said Easterly line of Lot 1 to the point of beginning. Being a part of said Lot 1, also being 27.00 feet in width and containing 5,436 square feet of land.

Also being subject to easements and restrictions of record, if any.


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Commencing at the Southwesterly corner of Lot 2, "Assessor's Plat No. 104" a subdivision of part of the Northeast 1/4 and part of the Southeast 1/4, Section 22, Town 3 North, Range 10 East, City of Pontiac, Oakland County, Michigan and recorded in Liber 48 of Plats, Pages 26 and 26a, Oakland County Records, said Southwesterly corner being on the centerline of University Drive (variable width); thence North 01 degrees 40 minutes 58 seconds West, 34.83 feet along the Westerly line of said Lot 2, also being the Easterly line of Lot 1 of said "Assessor's Plat No. 104" to the point of beginning; thence continuing North 01 degrees 40 minutes 58 seconds East 28.50 feet along said Westerly line of Lot 2; thence North 69 degrees 39 minutes 05 seconds East 339.63 feet; thence South 01 degrees 40 minutes 58 seconds East 28.50 feet along the Easterly line of said Lot 2, also being the Easterly line of said "Assessor's Plat No. 104", also being the East line of said Section 22, also being the Easterly limits of the City of Pontiac; thence South 69 degrees 39 minutes 05 seconds West, 339.63 feet along the existing Northwesterly Right-of-Way line of University Drive to the point of beginning. Being a part of said Lot 2, also being 27.00 feet in width and containing 9.170 square feet of land. Also being subject to easements and restrictions of record, if any.

Subject to the riparian rights of the public in Galloway Lake.







































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